UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 19, 2002
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation (State or other Jurisdiction of Incorporation)	Commission File Number 000-31257	IRS Employer Identification No. 84-1421844

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (303) 460-9200
(Registrant’s telephone number, including area code)

Item 5. Other Events

     Solely for the purpose of diversifying their holdings, on July 19, 2002, John F. McDonnell, McDATA’s Chief Executive Officer and Chairman, and Patricia McDonnell, Mr. McDonnell’s spouse, entered into Rule 10b5-1 Stock Selling Plans with Charles Schwab & Co., Inc. to each sell 10,000 shares of Class B Common Stock on each Wednesday starting August 21, 2002 through January 29, 2003, for an aggregate sale each over such period of 230,000 shares. The sale of such shares is subject to a limit price of $10.00. Mr. McDonnell and Mrs. McDonnell also intend to gift 10,000 shares of Class B Common Stock each per month to the McDonnell Family Foundation.

     As disclosed in a Company press release dated June 11, 2002, Mr. McDonnell will become Chairman after the Company’s stockholder meeting on August 1, 2002 and Mr. John Kelley will then become the Chief Executive Officer.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation

By:	/s/ Thomas O. McGimpsey Thomas O. McGimpsey Vice President of Corporate Services, General Counsel and Secretary

Dated: July 19, 2002

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